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                                                                    EXHIBIT 3.17

                       CERTIFICATE OF OWNERSHIP AND MERGER
                    MERGING HUNTSMAN EDISON FILMS CORPORATION
                             INTO PLIANT CORPORATION

                     EFFECTIVE JANUARY 1, 2001 AT 12:30 A.M.

                  Pursuant to and in accordance with Section 253 of the Delaware General Corporation Law (the "DGCL"), Pliant Corporation, a Utah corporation (the "Corporation"), does hereby certify as follows:

                  1. The Corporation owns all of the outstanding shares of the capital stock of Huntsman Edison Films Corporation, a Delaware corporation ("Edison Films").

                  2. Edison Films was incorporated under the DGCL on May 15, 1944 (as Associated Baby Services, Inc.).

                  3. The Board of Directors of the Corporation, by unanimous written consent, determined to merge Edison Films into the Corporation and duly adopted the following resolutions on November 15, 2000:

                  RESOLVED, FURTHER, that Edison Films shall be merged into the Corporation and the Corporation shall assume all of the obligations and liabilities of Edison Films.

                  RESOLVED, FURTHER, that the Plan of Merger which is attached hereto as Exhibit B (the "Edison Films Plan of Merger") shall be and hereby is adopted by the Directors.

                  RESOLVED, FURTHER, that the Edison Films Plan of Merger is not required to be submitted to the shareholders of the Corporation in accordance with Sections 16-10a-1104(3) and 16-10a-1103(7) of the URBCA.

                  RESOLVED, FURTHER, that the Officers, on behalf of the Corporation, shall be and they hereby are authorized, empowered and directed to prepare and execute Articles of Merger (the "Edison Films Articles of Merger") setting forth the information required by the URBCA and to file such Edison Films Articles of Merger with the Utah Department of Commerce, Division of Corporations and Commercial Code, and to prepare and execute a Certificate of Ownership and Merger setting forth the information required by the DGCL, including a copy of these resolutions, and to file such Certificate of Ownership and Merger with the
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                  Delaware Secretary of State and in any other locations
                  required by applicable law.

                  4. The Merger has been adopted, approved, certified, executed and acknowledged by the Corporation (the parent corporation) in accordance with the laws of the State of Utah.

                  5. The Corporation hereby agrees that it may be served with process in Delaware in any proceeding for enforcement of any obligation of Edison Films, as well as for enforcement of any obligation of the Corporation arising from the merger, including any suit or other proceeding to enforce the right of any stockholders as determined in appraisal proceedings pursuant to
Section 262 of the DGCL, and the Corporation hereby irrevocably appoints the Secretary of State of Delaware as its agent to accept service of process in any such suit or other proceedings, and a copy of such process shall be mailed by the Secretary of State of Delaware to the Corporation at the following address:

                               Pliant Corporation
                     2755 East Cottonwood Parkway, Suite 400
                           Salt Lake City, Utah 84121

                  6. In accordance with Section 103 of the DGCL, this certificate shall be effective on January 1, 2001 at 12:30 a.m.

                  IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed and acknowledged by its authorized Officers on December 1, 2000.

                                          Pliant Corporation, a Utah corporation



                                          By /s/ Ronald G. Moffitt
                                             ----------------------------------

                                             Its Executive Vice President,
                                                  Secretary and General Counsel

                                                 Ronald G. Moffitt


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